EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Select Income REIT (the “Company”) of the Annual Report on Form 10‑K for the year ended December 31, 2015 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ David M. Blackman
Barry M. Portnoy Managing Trustee	David M. Blackman President and Chief Operating Officer

/s/ Adam D. Portnoy	/s/ John C. Popeo
Adam D. Portnoy Managing Trustee	John C. Popeo Treasurer and Chief Financial Officer

Date: February 16, 2016